Exhibit 99.2

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — July 27, 2022 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, today announced that its board of directors declared a quarterly dividend of $0.14 per share on Comfort Systems USA, Inc. common stock. The dividend is payable on August 29, 2022 to stockholders of record at the close of business on August 18, 2022.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 174 locations in 128 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.